UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Cheniere Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

Reg. §240.14a-101.

SEC 1913 (3-99)

NOTICE OF POSTPONEMENT

OF 2014 ANNUAL MEETING OF STOCKHOLDERS

NOTICE TO THE STOCKHOLDERS OF CHENIERE ENERGY, INC.:

The 2014 Annual Meeting of Stockholders of Cheniere Energy, Inc. (the “Company”), scheduled to be held at 9:00 a.m., Central Daylight Time, on Thursday, June 12, 2014, has been postponed and will now take place on Thursday, September 11, 2014. A formal notice setting forth the exact location and time of the rescheduled meeting will be mailed to you in due course.

We have decided to postpone the Annual Meeting in light of a complaint that has been filed in the Delaware Court of Chancery of the State of Delaware styled Jones v. Souki, et al., C.A. No. 9710-VCL (Del. Ch.) and plaintiff’s request to expedite proceedings before the June 12th Annual Meeting. A copy of the complaint has been included as an exhibit to the Company’s Current Report on Form 8-K furnished today with the Securities and Exchange Commission.

The record date for the postponed Annual Meeting will be changed. Amended proxy materials will be filed with the Securities and Exchange Commission prior to the rescheduled meeting. The amended proxy materials and a new proxy card will be distributed to the stockholders by the Company in advance of the rescheduled meeting date.

We apologize for any inconvenience this may have caused you. If you have any questions regarding the foregoing, please contact Katie Pipkin, Senior Vice President, Business Development and Communications, at (713) 375-5100.

By Order of the Board of Directors,

Cara E. Carlson Corporate Secretary

Houston, Texas

June 2, 2014